UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 19, 2004

LSB BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	000-11448	56-1348147

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One LSB Plaza, Lexington, North Carolina 27292

(Address of Principal Executive Offices)

(336) 248-6500

Registrant’s telephone number, including area code

Not Applicable
(Former address of principal executive offices)

Item 5. Other Events and Regulation FD Disclosure.

     On May 19, 2004, LSB Bancshares, Inc. issued a press release announcing that it will extend its stock repurchase plan through May 31, 2006. The plan was originally approved in 1998 with a 300,000 share limit and an extension for another 300,000 shares was approved in 1999. The latest extension is for an additional 300,000 shares. Reference is made to such press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

     The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release issued by LSB Bancshares, Inc. on May 19, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB BANCSHARES, INC

Dated: May 19, 2004	By:	/s/ Robert F. Lowe

Robert F. Lowe,
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by LSB Bancshares, Inc. on May 19, 2004.